Exhibit 99.1

Cathay General Bancorp Announces First Quarter 2023 Results

LOS ANGELES--(BUSINESS WIRE)--April 20, 2023--Cathay General Bancorp (the “Company”, “we”, “us”, or “our”) (Nasdaq: CATY), the holding company for Cathay Bank, today announced its unaudited financial results for the first quarter ended March 31, 2023. The Company reported net income of $96.0 million, or $1.32 per share, for the first quarter of 2023.

FINANCIAL PERFORMANCE

	Three months ended
(unaudited)	March 31, 2023	December 31, 2022	March 31, 2022
Net income	$ 96.0 million	$ 97.6 million	$ 75.0 million
Basic earnings per common share	$1.32	$1.33	$1.00
Diluted earnings per common share	$1.32	$1.33	$0.99
Return on average assets	1.76%	1.77%	1.46%
Return on average total stockholders' equity	15.39%	15.73%	12.44%
Efficiency ratio	40.25%	37.97%	40.52%

FIRST QUARTER HIGHLIGHTS

  Total deposits increased by $143.6 million, or 3.1% annualized, to $18.6 billion in the first quarter of 2023.
  The net interest margin decreased to 3.74% in the first quarter of 2023 from 3.87% in the fourth quarter of 2022.
  Diluted earnings per share decreased to $1.32 for the first quarter of 2023 compared to $1.33 for the fourth quarter of 2022.

“For the first quarter of 2023, our total deposits increased by $143.6 million or 3.1% annualized to $18.6 billion. We are prepared to operate during these challenging times to serve the financial needs of our customers,” commented Chang M. Liu, President and Chief Executive Officer of the Company.

INCOME STATEMENT REVIEW
FIRST QUARTER 2023 COMPARED TO THE FOURTH QUARTER 2022

Net income for the first quarter of 2023 was $96.0 million, a decrease of $1.6 million, or 1.6%, compared to net income of $97.6 million for the fourth quarter of 2022. Net income for the first quarter of 2023 included a $3.0 million write-off, or $0.03 per share of Signature Bank debt securities. Diluted earnings per share for the first quarter of 2023 was $1.32 per share compared to $1.33 per share for the fourth quarter of 2022.

Return on average stockholders’ equity was 15.39% and return on average assets was 1.76% for the quarter ended March 31, 2023, compared to a return on average stockholders’ equity of 15.73% and a return on average assets of 1.77% in the fourth quarter of 2022.

Net interest income before provision for credit losses

Net interest income before provision for credit losses decreased $9.4 million, or 4.7%, to $192.4 million during the first quarter of 2023, compared to $201.8 million in the fourth quarter of 2022. The decrease was due primarily to an increase in deposit interest expense, offset by an increase in income from loans and securities.

The net interest margin was 3.74% for the first quarter of 2023 compared to 3.87% for the fourth quarter of 2022.

For the first quarter of 2023, the yield on average interest-earning assets was 5.54%, the cost of funds on average interest-bearing liabilities was 2.46%, and the cost of interest-bearing deposits was 2.40%. In comparison, for the fourth quarter of 2022, the yield on average interest-earning assets was 5.06%, the cost of funds on average interest-bearing liabilities was 1.66%, and the cost of interest-bearing deposits was 1.59%. The increase in the yield on average interest-earning assets resulted mainly from higher interest rates on loans and securities. The net interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, was 3.08% for the first quarter of 2023, compared to 3.40% for the fourth quarter of 2022.

Provision for credit losses

The Company recorded a provision for credit losses of $8.1 million in the first quarter of 2023 compared with $1.4 million in the fourth quarter of 2022. As of March 31, 2023, the allowance for credit losses, comprised of the reserve for loan losses and the reserve for unfunded loan commitments, increased $3.3 million to $158.5 million, or 0.87% of gross loans, compared to $155.2 million, or 0.85% of gross loans, as of December 31, 2022.

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
	(In thousands) (Unaudited)
Charge-offs:
Commercial loans	$3,911	$860	$221
Real estate loans (1)	3,990	2,094	—
Installment and other loans	6	37	—
Total charge-offs	7,907	2,991	221
Recoveries:
Commercial loans	511	356	359
Construction loans	—	—	6
Real estate loans (1)	2,540	99	146
Total recoveries	3,051	455	511
Net charge-offs/(recoveries)	$4,856	$2,536	$(290)

(1) Real estate loans include commercial mortgage loans, residential mortgage loans and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), wealth management fees, and other sources of fee income, was $14.2 million for the first quarter of 2023, an increase of $2.2 million, or 18.2%, compared to $12.1 million for the fourth quarter of 2022. The increase was primarily due to a $5.8 million increase in unrealized gains on equity securities offset, in part, by a $3.0 million write-off of an available for sale security from Signature Bank when compared to the fourth quarter of 2022.

Non-interest expense

Non-interest expense increased $2.0 million, or 2.5%, to $83.2 million in the first quarter of 2023 compared to $81.2 million in the fourth quarter of 2022. The increase in non-interest expense in the first quarter of 2023 was primarily due to an increase of $3.1 million in salaries and employee benefits, and an increase of $1.1 million in FDIC deposit insurance assessment expense offset, in part, by a decrease of $1.4 million in marketing expense when compared to the fourth quarter of 2022. The efficiency ratio, defined as non-interest expense divided by the sum of net interest income before provision for loan losses plus non-interest income, was 40.3% in the first quarter of 2023 compared to 38.0% for the fourth quarter of 2022.

Income taxes

The effective tax rate for the first quarter of 2023 was 16.8% compared to 25.7% for the fourth quarter of 2022. The effective tax rate includes the impact of alternative energy investments and low-income housing tax credits.

BALANCE SHEET REVIEW

Gross loans were $18.32 billion as of March 31, 2023, an increase of $63.3 million, or 0.3%, from $18.25 billion as of December 31, 2022. The increase from December 31, 2022 was primarily due to an increase of $131.3 million, or 2.5%, in residential mortgage loans and an increase of $123.1 million, or 1.4%, in commercial mortgage loans offset, in part, by a decrease of $165.7 million, or 5.0%, in commercial loans, and a decrease of $25.9 million, or 8.0%, in home equity loans.

The loan balances and composition as of March 31, 2023, compared to December 31, 2022, and March 31, 2022, are presented below:

	March 31, 2023	December 31, 2022	March 31, 2022
	(In thousands) (Unaudited)
Commercial loans	$3,153,039	$3,318,778	$3,125,151
Residential mortgage loans	5,384,220	5,252,952	4,834,782
Commercial mortgage loans	8,916,766	8,793,685	8,401,742
Equity lines	298,630	324,548	398,851
Real estate construction loans	558,967	559,372	631,740
Installment and other loans	5,717	4,689	6,091
Gross loans	$18,317,339	$18,254,024	$17,398,357

Allowance for loan losses	(144,884)	(146,485)	(145,786)
Unamortized deferred loan fees	(5,872)	(6,641)	(4,679)
Total loans, net	$18,166,583	$18,100,898	$17,247,892

Total deposits were $18.65 billion as of March 31, 2023, an increase of $143.6 million, or 0.8%, from $18.51 billion as of December 31, 2022.

The deposit balances and composition as of March 31, 2023, compared to December 31, 2022, and March 31, 2022, are presented below:

	March 31, 2023	December 31, 2022	March 31, 2022
	(In thousands) (Unaudited)
Non-interest-bearing demand deposits	$3,748,719	$4,168,989	$4,398,779
NOW deposits	2,354,195	2,509,736	2,435,725
Money market deposits	3,014,500	3,812,724	5,113,385
Savings deposits	891,061	1,000,460	1,156,727
Time deposits	8,640,397	7,013,370	4,955,645
Total deposits	$18,648,872	$18,505,279	$18,060,261

ASSET QUALITY REVIEW

As of March 31, 2023, total non-accrual loans were $73.6 million, an increase of $4.7 million, or 6.8%, from $68.9 million as of December 31, 2022.

The allowance for loan losses was $144.9 million and the allowance for off-balance sheet unfunded credit commitments was $13.6 million as of March 31, 2023. The allowances represent the amount estimated by management to be appropriate to absorb expected credit losses inherent in the loan portfolio, including unfunded credit commitments. The allowance for loan losses represented 0.79% of period-end gross loans, and 167.81% of non-performing loans as of March 31, 2023. The comparable ratios were 0.80% of period-end gross loans, and 182.12% of non-performing loans as of December 31, 2022.

The changes in non-performing assets and troubled debt restructurings as of March 31, 2023, compared to December 31, 2022, and March 31, 2022, are presented below:

(Dollars in thousands) (Unaudited)	March 31, 2023	December 31, 2022	% Change	March 31, 2022	% Change
Non-performing assets
Accruing loans past due 90 days or more	$12,756	$11,580	10	$300	4,152
Non-accrual loans:
Construction loans	—	—	—	—	—
Commercial mortgage loans	40,218	34,096	18	38,095	6
Commercial loans	22,079	25,772	(14)	36,282	(39)
Residential mortgage loans	11,283	8,978	26	11,956	(6)
Installment and other loans	—	8	(100)	—	—
Total non-accrual loans	$73,580	$68,854	7	$86,333	(15)
Total non-performing loans	86,336	80,434	7	86,633	—
Other real estate owned	4,067	4,067	—	4,067	—
Total non-performing assets	$90,403	$84,501	7	$90,700	—
Accruing troubled debt restructurings (TDRs)[1]	$—	$15,145	(100)	$12,994	(100)

Allowance for loan losses	$144,884	$146,485	(1)	$145,786	(1)
Total gross loans outstanding, at period-end	$18,317,339	$18,254,024	—	$17,398,357	5

Allowance for loan losses to non-performing loans, at period-end	167.81%	182.12%		168.28%
Allowance for loan losses to gross loans, at period-end	0.79%	0.80%		0.84%

[1] Current period TDR's are reported in accordance with the new guidance under ASU 2022-02.

The ratio of non-performing assets to total assets was 0.4% as of March 31, 2023, compared to 0.4% as of December 31, 2022. Total non-performing assets increased $5.9 million, or 7.0%, to $90.4 million as of March 31, 2023, compared to $84.5 million as of December 31, 2022, primarily due to an increase of $4.7 million, or 6.9%, in nonaccrual loans and an increase of $1.2 million, or 10.2%, in accruing loans past due 90 days or more.

CAPITAL ADEQUACY REVIEW

As of March 31, 2023, the Company’s Tier 1 risk-based capital ratio of 12.42%, total risk-based capital ratio of 13.94%, and Tier 1 leverage capital ratio of 10.27%, calculated under the Basel III capital rules, continue to place the Company in the “well capitalized” category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 8%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. As of December 31, 2022, the Company’s Tier 1 risk-based capital ratio was 12.21%, total risk-based capital ratio was 13.73%, and Tier 1 leverage capital ratio was 10.08%.

CONFERENCE CALL

Cathay General Bancorp will host a conference call to discuss its first quarter 2023 financial results this afternoon, Thursday, April 20, 2023, at 3:00 p.m., Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-833-816-1377 and refer to Conference Code 10177602. The presentation accompanying this call and access to the live webcast is available on our site at www.cathaygeneralbancorp.com and a replay of the webcast will be archived for one year within 24 hours after the event.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is a publicly traded company (Nasdaq: CATY) and is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services and currently operate over 60 branches across the United States in California, New York, Washington, Texas, Illinois, Massachusetts, Maryland, Nevada, and New Jersey. Overseas, it has a branch outlet in Hong Kong, and a representative office in Beijing, Shanghai, and Taipei. To learn more about Cathay Bank, please visit www.cathaybank.com. Cathay General Bancorp’s website is at www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “predicts,” “potential,” “possible,” “optimistic,” “seeks,” “shall,” “should,” “will,” and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from local, regional, national and international business, market and economic conditions and events and the impact they may have on us, our customers and our operations, assets and liabilities; possible additional provisions for loan losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to including potential future supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act; higher capital requirements from the implementation of the Basel III capital standards; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; our ability to generate anticipated returns on our investments and financings, including in tax-advantaged projects; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters, public health crises and geopolitical events; general economic or business conditions in Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes; risk management processes and strategies; adverse results in legal proceedings; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; issuance of preferred stock; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; the soundness of other financial institutions; and general competitive, economic political, and market conditions and fluctuations.

These and other factors are further described in Cathay General Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2022 (Item 1A in particular), other reports filed with the Securities and Exchange Commission (“SEC”), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or review any forward-looking statement to reflect circumstances, developments or events occurring after the date on which the statement is made or to reflect the occurrence of unanticipated events.

CATHAY GENERAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	Three months ended
(Dollars in thousands, except per share data)	March 31, 2023	December 31, 2022	March 31, 2022

Financial performance
Net interest income before provision for credit losses	$192,435	$201,814	$159,191
Provision for credit losses	8,100	1,400	8,643
Net interest income after provision for credit losses	184,335	200,414	150,548
Non-interest income	14,244	12,088	20,232
Non-interest expense	83,186	81,224	72,697
Income before income tax expense	115,393	131,278	98,083
Income tax expense	19,386	33,677	23,055
Net income	$96,007	$97,601	$75,028

Net income per common share
Basic	$1.32	$1.33	$1.00
Diluted	$1.32	$1.33	$0.99
Cash dividends paid per common share	$0.34	$0.34	$0.34

Selected ratios
Return on average assets	1.76%	1.77%	1.46%
Return on average total stockholders’ equity	15.39%	15.73%	12.44%
Efficiency ratio	40.25%	37.97%	40.52%
Dividend payout ratio	25.63%	25.45%	34.01%

Yield analysis (Fully taxable equivalent)
Total interest-earning assets	5.54%	5.06%	3.53%
Total interest-bearing liabilities	2.46%	1.66%	0.38%
Net interest spread	3.08%	3.40%	3.15%
Net interest margin	3.74%	3.87%	3.26%

Capital ratios	March 31, 2023	December 31, 2022	March 31, 2022
Tier 1 risk-based capital ratio	12.42%	12.21%	12.36%
Total risk-based capital ratio	13.94%	13.73%	13.96%
Tier 1 leverage capital ratio	10.27%	10.08%	10.11%

CATHAY GENERAL BANCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except share and per share data)	March 31, 2023	December 31, 2022	March 31, 2022

Assets
Cash and due from banks	$252,048	$195,440	$138,979
Short-term investments and interest bearing deposits	881,282	966,962	1,119,105
Securities available-for-sale (amortized cost of $1,672,440 at March 31, 2023, $1,622,173 at December 31, 2022 and $1,284,863 at March 31, 2022)	1,541,250	1,473,348	1,219,541
Loans	18,317,339	18,254,024	17,398,357
Less: Allowance for loan losses	(144,884)	(146,485)	(145,786)
Unamortized deferred loan fees, net	(5,872)	(6,641)	(4,679)
Loans, net	18,166,583	18,100,898	17,247,892
Equity securities	27,011	22,158	27,740
Federal Home Loan Bank stock	17,250	17,250	17,250
Other real estate owned, net	4,067	4,067	4,067
Affordable housing investments and alternative energy partnerships, net	316,475	327,128	289,430
Premises and equipment, net	93,204	94,776	98,795
Customers’ liability on acceptances	6,547	2,372	6,753
Accrued interest receivable	82,420	82,428	60,056
Goodwill	375,696	375,696	375,706
Other intangible assets, net	5,564	5,757	7,512
Right-of-use assets- operating leases	29,906	29,627	32,045
Other assets	232,298	250,069	221,699
Total assets	$22,031,601	$21,947,976	$20,866,570

Liabilities and Stockholders’ Equity
Deposits
Non-interest-bearing demand deposits	$3,748,719	$4,168,989	$4,398,779
Interest-bearing deposits:
NOW deposits	2,354,195	2,509,736	2,435,725
Money market deposits	3,014,500	3,812,724	5,113,385
Savings deposits	891,061	1,000,460	1,156,727
Time deposits	8,640,397	7,013,370	4,955,645
Total deposits	18,648,872	18,505,279	18,060,261

Advances from the Federal Home Loan Bank	360,000	485,000	20,000
Other borrowings for affordable housing investments	22,481	22,600	23,108
Long-term debt	119,136	119,136	119,136
Acceptances outstanding	6,547	2,372	6,753
Lease liabilities - operating leases	32,599	32,518	35,403
Other liabilities	299,627	307,031	179,679
Total liabilities	19,489,262	19,473,936	18,444,340
Stockholders' equity	2,542,339	2,474,040	2,422,230
Total liabilities and equity	$22,031,601	$21,947,976	$20,866,570

Book value per common share	$35.12	$34.01	$32.26
Number of common shares outstanding	72,390,694	72,742,151	75,078,258

CATHAY GENERAL BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
	(In thousands, except share and per share data)
Interest and Dividend Income
Loan receivable, including loan fees	$261,179	$243,324	$166,094
Investment securities	11,764	10,181	4,828
Federal Home Loan Bank stock	304	329	261
Deposits with banks	12,139	9,954	763
Total interest and dividend income	285,386	263,788	171,946

Interest Expense
Time deposits	64,174	34,352	6,060
Other deposits	23,817	23,048	5,128
Advances from Federal Home Loan Bank	2,598	2,484	143
Long-term debt	1,443	1,228	1,424
Short-term borrowings	919	862	—
Total interest expense	92,951	61,974	12,755

Net interest income before provision for credit losses	192,435	201,814	159,191
Provision for credit losses	8,100	1,400	8,643
Net interest income after provision for credit losses	184,335	200,414	150,548

Non-Interest Income
Net gains/(losses) from equity securities	4,853	(966)	5,974
Debt securities losses, net	(3,000)	—	—
Letters of credit commissions	1,570	1,584	1,556
Depository service fees	1,832	1,530	1,671
Wealth management fees	3,897	3,942	4,354
Other operating income	5,092	5,998	6,677
Total non-interest income	14,244	12,088	20,232

Non-Interest Expense
Salaries and employee benefits	38,226	35,093	35,475
Occupancy expense	5,504	5,658	5,613
Computer and equipment expense	4,285	3,842	2,956
Professional services expense	7,406	7,529	6,697
Data processing service expense	3,724	3,368	2,909
FDIC and State assessments	3,155	2,038	1,802
Marketing expense	774	2,171	947
Other real estate owned expense	50	34	71
Amortization of investments in low income housing and alternative energy partnerships	15,594	14,594	8,287
Amortization of core deposit intangibles	250	1,168	224
Acquisition, integration and restructuring costs	—	—	3,936
Other operating expense	4,218	5,729	3,780
Total non-interest expense	83,186	81,224	72,697

Income before income tax expense	115,393	131,278	98,083
Income tax expense	19,386	33,677	23,055
Net income	$96,007	$97,601	$75,028
Net income per common share:
Basic	$1.32	$1.33	$1.00
Diluted	$1.32	$1.33	$0.99
Cash dividends paid per common share	$0.34	$0.34	$0.34
Basic average common shares outstanding	72,533,239	73,130,500	75,331,976
Diluted average common shares outstanding	72,899,662	73,467,401	75,719,375

CATHAY GENERAL BANCORP
AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

	Three months ended
(In thousands)	March 31, 2023		December 31, 2022		March 31, 2022
Interest-earning assets	Average Balance	Average Yield/Rate(1)	Average Balance	Average Yield/Rate(1)	Average Balance	Average Yield/Rate(1)
Loans (1)	$18,245,488	5.81%	$18,117,692	5.33%	$16,939,787	3.98%
Taxable investment securities	1,548,841	3.08%	1,493,472	2.70%	1,174,245	1.67%
FHLB stock	17,276	7.14%	17,250	7.57%	17,250	6.14%
Deposits with banks	1,070,188	4.60%	1,052,161	3.75%	1,650,702	0.19%
Total interest-earning assets	$20,881,793	5.54%	$20,680,575	5.06%	$19,781,984	3.53%

Interest-bearing liabilities
Interest-bearing demand deposits	$2,354,531	1.12%	$2,514,877	0.78%	$2,400,010	0.08%
Money market deposits	3,378,257	2.05%	4,350,804	1.63%	4,815,578	0.38%
Savings deposits	938,485	0.10%	1,064,019	0.09%	1,076,690	0.07%
Time deposits	8,225,215	3.16%	6,403,334	2.13%	5,289,313	0.46%
Total interest-bearing deposits	$14,896,488	2.40%	$14,333,034	1.59%	$13,581,591	0.33%
Other borrowed funds	321,522	4.44%	358,840	3.70%	43,143	1.34%
Long-term debt	119,136	4.91%	119,136	4.09%	119,136	4.85%
Total interest-bearing liabilities	15,337,146	2.46%	14,811,010	1.66%	13,743,870	0.38%
Non-interest-bearing demand deposits	3,958,533		4,337,065		4,360,392
Total deposits and other borrowed funds	$19,295,679		$19,148,075		$18,104,262
Total average assets	$22,098,431		$21,917,339		$20,864,531
Total average equity	$2,530,719		$2,461,524		$2,445,412

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

CATHAY GENERAL BANCORP
GAAP to NON-GAAP RECONCILIATION
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		As of
		March 31, 2023	December 31, 2022	March 31, 2022

Stockholders' equity	(a)	$2,542,339	$2,474,040	$2,422,230
Less: Goodwill		(375,696)	(375,696)	(375,706)
Other intangible assets (1)		(5,564)	(5,757)	(7,512)
Tangible equity	(b)	$2,161,079	$2,092,587	$2,039,012

Total assets	(c)	$22,031,601	$21,947,976	$20,866,570
Less: Goodwill		(375,696)	(375,696)	(375,706)
Other intangible assets (1)		(5,564)	(5,757)	(7,512)
Tangible assets	(d)	$21,650,341	$21,566,523	$20,483,352

Number of common shares outstanding	(e)	72,390,694	72,742,151	75,078,258

Total stockholders' equity to total assets ratio	(a)/(c)	11.54%	11.27%	11.61%
Tangible equity to tangible assets ratio	(b)/(d)	9.98%	9.70%	9.95%
Tangible book value per share	(b)/(e)	$29.85	$28.77	$27.16

		Three months ended
		March 31, 2023	December 31, 2022	March 31, 2022
Net Income		$96,007	$97,601	$75,028
Add: Amortization of other intangibles (1)		192	1,191	250
Tax effect of amortization adjustments (2)		(57)	(353)	(74)
Tangible net income	(f)	$96,142	$98,439	$75,204

Return on tangible common equity (3)	(f)/(b)	17.80%	18.82%	14.75%

(1) Includes core deposit intangibles and mortgage servicing
(2) Applied the statutory rate of 29.65%.
(3) Annualized

Contacts

Heng W. Chen
(626) 279-3652